As filed with the Securities and Exchange Commission on March 11, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ASURE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	7373 (Primary Standard Industrial Classification Code Number)	74-2415696 (I.R.S. Employer Identification No.)
3700 N. Capital of Texas Hwy #350
Austin, Texas 78746
(512) 437-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Patrick Goepel
Chief Executive Officer
3700 N. Capital of Texas Hwy #350
Austin, Texas 78746
(512) 437-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Katheryn A. Gettman, Esq.
Cozen O’Connor, P.C.
33 South 6th Street, Suite 3800
Minneapolis, Minnesota 55402
(612) 260-9080
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied up on in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common stock, par value $0.01 per share	12,500,000	$8.075	$100,937,500	$11,012.28
Total

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $8.075, which is the average of the high and low prices of Asure Software, Inc.’s common stock on March 8, 2021 on the Nasdaq Capital Market.

(3)
Calculated by multiplying the estimated proposed maximum aggregate offering price of shares of common stock to be registered by 0.0001091.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated March 11, 2021
PROSPECTUS
Asure Software, Inc.
12,500,000 Shares of Common Stock
This prospectus relates to the offering of common stock, par value $0.01 per share, of Asure Software, Inc., a Delaware corporation, (“Asure,” the “Company” or “we”), having a maximum aggregate offering price of $100,937,500, which we may issue from time to time in connection with business combination transactions, including the acquisition of assets, businesses, properties or securities. We expect that the terms of acquisitions involving the issuance of any such shares will be determined by direct negotiations with the owners or controlling persons of the assets, businesses or securities to be acquired. We may structure business combination transactions in a variety of ways, including, but not limited to, acquiring stock, other equity interests or assets of the acquired business, merging the acquired business with us or one of our subsidiaries or acquiring the equity interests or assets of the acquired business through one of our subsidiaries. We further expect that the shares of common stock issued will be valued at prices reasonably related to the market price of the common stock either at the time an agreement is entered into concerning the terms of the acquisition or at or about the time the shares are delivered. We do not expect to receive any cash proceeds when we issue shares of common stock offered by this prospectus. If required, we will provide further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific transaction.
We will pay all expenses of any offerings of shares of our common stock under this prospectus. We do not expect to pay underwriting discounts or commissions in connection with any issuance of the shares of our common stock, although we may pay finder’s, investment banking or financial advisory fees to broker-dealers from time to time in connection with certain business combination transactions, and, in some cases, we may issue shares of our common stock offered by this prospectus in full or partial payment of such fees. Any person receiving finder’s, investment banking or financial advisory fees may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”)
An investment in shares of our common stock involves risk. See “Risk Factors” on page 2 of this prospectus, as well as the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and any updates to those risks contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference in this prospectus.
Our common stock is traded on the Nasdaq Capital Market under the symbol “ASUR.” On March 8, 2021, the closing price of our common stock was $8.01 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 11, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, we may offer and sell shares of our common stock as described in this prospectus in one or more business combination transactions. A prospectus supplement or post-effective amendment to this registration statement will contain more specific information about an acquisition target or any of the terms of a definitive acquisition agreement. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or post-effective amendment. Any prospectus supplement or post-effective amendment may add, update or change the information contained in this prospectus. To the extent required, the information in this prospectus, including financial information, will be updated at the time of each offering. You should read carefully both this prospectus and any prospectus supplement or post-effective amendment, together with the additional information described below.
You should rely only on the information provided in this prospectus, any applicable prospectus supplement, any post-effective amendment and the information incorporated by reference in this prospectus, any applicable prospectus supplement and any post-effective amendment. We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or post-effective amendment. We are not making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus, any prospectus supplement and any post-effective amendment is as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
References in this prospectus to “we,” “our” and “us” refer to Asure Software, Inc., a Delaware corporation.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties discussed under the heading “Risk Factors” in the applicable prospectus supplement, and discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, as updated from time to time by our subsequent filings with the SEC, which are incorporated by reference into this prospectus, together with the other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our securities.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial performance. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “could,” “expect,” “anticipate,” “continue,” “plan,” “intend,” “potential,” “predict,” “estimate,” “project,” “believe,” “would” and similar expressions and the negative of those terms. In particular, these include, but are not limited to, statements relating to the following:
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our ability to realize the expected business or financial benefits of the companies or technologies that we acquire;

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our dependence on data centers and computing infrastructure operated by third parties;

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the regulated industry in which we operate adoption of new or interpretation of existing money service business statutes and money transmitter statutes;

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our ability to protect proprietary data, including our direct and indirect client’s and their employees’ personal information;

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our ability to develop enhancements and new features, keep pace with technological developments or respond to future technologies;

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our dependence on clients renewing their agreements with us, purchasing additional products from us or adding additional users;

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our ability to meet future capital requirements and the potential need to incur additional debt;

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our ability to raise additional capital on acceptable terms, or at all;

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our ability to manage unfavorable conditions in our industry or global economy that may arise, including those resulting from the COVID-19 pandemic;

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the future laws and regulations that may increase the cost of our products;

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evolving regulation of the Internet, changes in the infrastructure underlying the Internet or interruptions in Internet access;

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our ability to effectively manage our growth and organizational change;

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our ability to collect payments made on behalf of our clients and otherwise be exposed to consumer credit risk;

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the impact of changes in government regulations mandating the amount of tax withheld or timing of remittance on the interest we earn on funds held for clients;

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our ability to compete in a highly competitive market for payroll and HCM solutions;

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our ability to attract and retain key personnel;

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our ability to manage significant disruptions in our SaaS hosting network;

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the demand for SaaS products generally or our products in particular;

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our ability to protect our proprietary rights;

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our level and terms of indebtedness;

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our ability to incur debt and use proceeds therefrom in accordance with our debt covenants;

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the potential for a substantial number of shares to be sold in the open market and the resulting impact on our stock price;

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the ongoing effects of the new tax laws and the refinement of provisional estimates;

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our ability to maintain effective internal controls over financial reporting;

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our ability to conclude that a control deficiency is not a material weakness or that an accounting error does not require a restatement;

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potential impairment of goodwill and intangible assets, which comprise a significant portion of our assets;

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our ability to use our net operating loss carryforwards and certain other tax attributes;

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our financial performance, including our expectations regarding revenue, gross margin, and operating expenses, and our ability to achieve or sustain profitability;

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integration of businesses we have acquired or will acquire;

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our ability to release timely updates to reflect changes in wage and hour laws, tax, privacy, benefit and other laws and regulations;

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the effectiveness of our applications being limited by privacy concerns, laws and other regulations;

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our ability to make scheduled payments on or to refinance our existing indebtedness (including the indebtedness under our Third Restated Credit Agreement and subordinated promissory notes) or to obtain forgiveness of our Paycheck Protection Program loan;

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the effect of claims, lawsuits, governmental investigations and other proceedings that adversely affect our business; and

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the costs of operating as a public company, and substantial time devoted by our management to new compliance initiatives and any sanctions or other penalties resulting from non-compliance.

Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents that are incorporated by reference herein and therein may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus, in any accompanying prospectus supplement and in the documents that are incorporated by reference herein and therein. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements, including the notes to those financial statements, appearing elsewhere or incorporated by reference in this prospectus. Please see the sections titled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Before making an investment decision, we encourage you to consider the information contained in and incorporated by reference in this prospectus, including the risks discussed under the heading “Risk Factors” beginning on page 2 and in Item 1A of Part I of our most recent Annual Report on Form 10-K, and any updates to those risk factors or new risk factors included in subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which are incorporated by reference herein.
Overview
We are a leading provider of cloud-based Human Capital Management (“HCM”) software and services and, until its divestiture in December 2019, Workspace Management software solutions. We help small and mid-sized companies grow by helping them build better teams with skills that get them to the next level, stay compliant with ever changing federal, state, and local tax jurisdictions and labor laws, and better allocate cash so they can spend their financial capital on growing their business rather than back-office overhead expenses. Asure’s Human Capital Management suite, named AsureHCM, includes cloud-based Payroll & Tax, HR, and Time & Attendance software as well as HR Services ranging from HR projects to completely outsourcing payroll and HR staff. We also offer these products and services through our network of reseller partners.
Our platform vision is to help clients grow their business and become the most trusted HCM resource to entrepreneurs everywhere. Our product strategy is driven by three primary challenges that prevent businesses from growing: HR complexity, allocation of both human and financial capital, and the ability to build great teams. The AsureHCM suite includes four product lines: AsurePayroll&Tax, AsureHR, AsureTime&Attendance, and AsureHRServices.
For all of Asure’s product lines, we believe support and professional services are key elements of our value proposition and overall solution. In addition to state-of-the-art hosting platforms and regular software upgrades and releases, Asure gives clients easy access to our skilled support team. Our services and support representatives are knowledgeable about Asure’s solutions and HR best practices as many staff have professional certifications in payroll and human resources.
Our sales and marketing strategy includes both direct and indirect channels to target small and mid-sized businesses (SMBs) throughout the United States. Our direct sales and marketing efforts include marketing directly to SMBs and their trusted advisors which include CPAs, banks, and benefits brokers who frequently refer their clients to HCM vendors. Our indirect model licenses our HCM software to resellers that provide value-add HCM services to their clients. These resellers include pure-play payroll providers focused on a geographic or industry niche as well as CPAs, banks, and benefits brokers that want to expand relationships with their clients directly without referring those clients outside their business.
We are actively search for potential product, service or business acquisitions that we believe will complement our existing and planned product and service offerings. More strategically, we typically target and nurture a pipeline of potential acquisitions from our reseller channel. Those acquisitions can be highly accretive because they easily tuck into our existing infrastructure and do not require the underlying clients to change software platforms.
Our principal executive offices are located at 3700 N. Capital of Texas Hwy., Suite 350, Austin, Texas 78746, and our telephone number is (512) 437-2700. Our website is located at www.asuresoftware.com. The information contained on, or that may be obtained through, our website is not part of, and is not incorporated in, this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

THE OFFERING
Common stock offered by us	This prospectus relates to 12,500,000 shares of our common stock that we may offer from time to time in connection with business combination transactions, including acquisitions of other businesses, assets, properties or securities. In addition to the shares of our common stock offered by this prospectus, we may offer other consideration in connection with such business combination transactions, including, but not limited to, cash and notes or other evidences of indebtedness, assumption of liabilities or a combination of these types of consideration.
Use of proceeds	We do not expect to receive any proceeds from these offerings other than the businesses, assets, properties or securities acquired.
Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read “Risk Factors” on page 2 of this prospectus as well as other information included and incorporated by reference in this prospectus a discussion of factors that you should consider before deciding to invest in our common stock.
NASDAQ Capital Market symbol	ASUR

USE OF PROCEEDS
This prospectus relates to shares of our common stock that we may offer from time to time in connection with business combination transactions, including acquisitions of other businesses, assets, properties or securities. We do not expect to receive any proceeds from these offerings other than the businesses, assets, properties or securities acquired.
We may also raise funds to finance business combination transactions from time to time through equity or debt financing, including borrowings under credit facilities.
DESCRIPTION OF CAPITAL STOCK
The following description of our common stock is not complete and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended, or certificate of incorporation, and our Third Amended and Restated Bylaws, as amended, or bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us.
General
Our authorized capital stock consists of 44,000,000 shares of common stock, $0.01 par value per share, and 1,500,000 shares of preferred stock, $0.01 par value per share. As of March 8, 2021, we had 19,016,972 shares of common stock outstanding. In addition, 1,369,387 shares of common stock issuable upon the exercise of stock options outstanding as of March 8, 2021, at a weighted average exercise price of $7.85 per share; 401,107 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 8, 2021; 1,100,152 shares of our common stock available for future issuance as of March 8, 2021, under our 2018 Incentive Award Plan; and 364,446 shares of our common stock available for future issuance as of March 8, 2021, under our employee stock purchase plan. As of March 8, 2021, we had 350,000 shares of Series A Junior Participating Preferred Stock designated and no shares of our preferred stock issued.
Voting Rights
The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights.
Dividends
Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.
Rights and Preferences
Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.
Fully Paid and Nonassessable
All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and nonassessable.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law
Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate take-over bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Stockholder Meetings
Our bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or by our secretary upon order of our board of directors or the holders of 10% of the outstanding shares of each class entitled to vote. Only one special meeting may be called per calendar year, unless at least 13 months have passed since the last annual meeting, in which case a second special meeting may be called.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Limitations on Stockholder Action by Written Consent
Our certificate of incorporation generally grants stockholders a 20-day right to reconsider and revoke an act consented to by written consent without a meeting, except for a consent solicitation conducted by us when the matter is on behalf of the board of directors and is uncontested. Written consents are valid only for 60 days from the earliest date of consents delivered to us.
Common Stock Ownership of Directors and Chief Executive Officer
Our bylaws provide common stock ownership guidelines for our independent directors and our Chief Executive Officer. Independent directors are expected to acquire and hold during their service as directors a number of shares based on years of service, ranging from one year by value of board compensation within two years of becoming a board member, to 4.5% of our outstanding shares within ten years of becoming a board member. Our Chief Executive Officer is expected to acquire and hold during his or her service as CEO a number of shares valued as one year’s worth of annual base compensation.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.
The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests
PLAN OF DISTRIBUTION
This prospectus is part of an “acquisition shelf’ registration statement on Form S-4 that we have filed with SEC and relates to 12,500,000 shares of our common stock that may be offered by us from time to time in connection with business combination transactions, including acquisitions of other businesses, assets, properties or securities. We are actively search for potential product, service or business acquisitions that we believe will complement our existing and planned product and service offerings. More strategically, we typically target and nurture a pipeline of potential acquisitions from our reseller channel. Factors we consider in evaluating a business combination transaction may include, among others, the quality and reputation of the business to be acquired and its management, the strategic market position of the business to be acquired and its proprietary assets, earning power, cash flow and growth potential and the ability of the business to integrate with us.
In addition to the shares of our common stock offered by this prospectus, we may offer other consideration in connection with such business combination transactions, including, but not limited to, cash and notes or other evidences of indebtedness, assumption of liabilities or a combination of these types of consideration. The amount and type of consideration that we will offer and the other specific terms of each business combination transaction will be determined by negotiations with the owners or persons who control the businesses, assets, properties or securities to be acquired. We may structure business combination transactions in a variety of ways, including, but not limited to, acquiring stock, other equity interests or assets of the acquired business, merging the acquired business with us or one of our subsidiaries or acquiring the equity interests or assets of the acquired business through one of our subsidiaries. We expect that the price of the shares of our common stock will be reasonably related to the market price of our common stock when we agree to the particular terms of a business combination transaction, when the business combination transaction is completed and the shares are delivered or over some other negotiated period. In addition to shares of our common stock, consideration for these acquisitions may consist of any consideration permitted by applicable law, including, without limitation, the payment of cash, the issuance of preferred stock, the issuance of a note or other form of indebtedness, the assumption of liabilities or any combination of these items We do not expect to receive any cash proceeds when we issue shares of our common stock. If required to furnish information necessary for a particular negotiated business combination transaction, we will provide this further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific transaction.
We will pay all expenses of any offerings of shares of our common stock under this prospectus. We do not expect to pay underwriting discounts or commissions in connection with any issuance of the shares of our common stock or rights to acquire offered by this prospectus, although we may pay finder’s, investment banking or financial advisory fees to broker-dealers from time to time in connection with certain business combination transactions, and, in some cases, we may issue shares of our common stock offered by this prospectus in full or partial payment of such fees. Any person receiving finder’s, investment banking or financial advisory fees may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
In an effort to maintain an orderly market in our common stock or for other reasons, we may negotiate agreements with persons receiving shares of our common stock offered by this prospectus that will limit the number of shares that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under various exemptions from the registration requirements of the Securities

Act, including the requirements under Rule 144, and the persons party to these agreements may not otherwise be subject to the Securities Act requirements. We may also determine to waive any such agreements without public notice.
LEGAL MATTERS
Cozen O’Connor, P.C, Minneapolis, Minnesota, will issue an opinion about certain legal matters with respect to the securities offered hereby.
EXPERTS
Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2020 and 2019 and for each of the years in the period ended December 31, 2020 and December 31, 2019, in each case, as set forth in its report included in our annual report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may read and copy the registration statement as well as our reports, proxy statements and other documents we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with the SEC. This allows us to disclose important information to you by referring you to those documents, instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede such information. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:
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Annual Report on Form 10-K for the year ended December 31, 2020; and

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The description of our Securities registered purusant to Section 12 of the Securities Exchange Act of 1934 filed on March 16, 2020 as Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2019, including any amendment or report filed for purposes of updating the description.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all securities to which this prospectus relates have been sold or the offering is otherwise terminated and also between the date of the registration statement that contains this prospectus and prior to effectiveness of such registration statement. The most recent information that we file with the SEC automatically updates and supersedes more dated information.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You can access the reports and documents incorporated by reference into this prospectus at https://investor.asuresoftware.com/financial-information.You may also direct any requests for reports or documents to:
Asure Software, Inc.
3700 N. Capital of Texas Hwy, Suite 350
Austin, Texas 78746
Attn: Investor Relations
(512) 437-2678

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20.   Indemnification of Directors and Officers.
As permitted by Section 102 of the Delaware General Corporation Law, or DGCL, we have adopted provisions in our certificate of incorporation that limit or eliminate the personal liability of our directors for monetary damages for a breach of their fiduciary duty of care as a director, except for liability for:
•
any breach of the director’s duty of loyalty to us or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•
any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.
Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law. As permitted by the DGCL, our certificate of incorporation provides that:
•
we may indemnify our directors, officers, and employees to the fullest extent permitted by the DGCL, subject to limited exceptions;

•
we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•
the rights provided in our certificate of incorporation are not exclusive.

We have also entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law.
ITEM 21.   Exhibits.
Exhibit No.	Description
3.1(1)	Restated Certificate of Incorporation
3.2(2)	Certificate of Amendment to the (Restated) Certificate of Incorporation
3.3(3)	Third Amended and Restated Bylaws
3.4(4)	Amendment No. 1 to the Third Amended and Restated Bylaws
4.1(5)	Form of Common Stock Certificate
4.2(6)	Description of the Company’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.
5.1**	Opinion of Cozen O’Connor P.C.
23.1**	Consent of Marcum LLP
23.2**	Consent of Cozen O’Connor P.C. (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page to this registration statement)

(1)
Filed on May 11, 2017 as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017.

(2)
Filed on June 1, 2020, as Exhibit 3.1 to our Current Report on Form 8-K.

(3)
Filed on November 9, 2018, as Exhibit 3.1 to our Quarterly Report on Form 10-Q dated September 30, 2018.

(4)
Filed on April 6, 2020, as Exhibit 3.1 to our Current Report on Form 8-K.

(5)
Filed on December 13, 2012, as Exhibit 4.1 to our Registration Statement on Form S-3 (No. 333-185448).

(6)
Filed on March 16, 2020, as Exhibit 4.6 to our Annual Report on Form 10-K, dated December 31, 2019.

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**
Filed herewith.

ITEM 22.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

(5)
That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
That for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of Form S-4.

(8)
That every prospectus: (i) that is filed pursuant to paragraph (g) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(11)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on March 11, 2021.
ASURE SOFTWARE, INC.
/s/ Patrick Goepel Patrick Goepel Chief Executive Officer
POWER OF ATTORNEY
Each of the undersigned directors and officers of Asure Software, Inc. hereby constitutes and appoints each of Patrick Goepel and John Pence as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and cause the same to be filed with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Patrick Goepel Patrick Goepel	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	March 11, 2021
/s/ John Pence John Pence	Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2021
/s/ Daniel Gill Daniel Gill	Lead Independent Director	March 11, 2021
/s/ Benjamin Allen Benjamin Allen	Director	March 11, 2021

Signature	Title	Date
/s/ W. Carl Drew W. Carl Drew	Director	March 11, 2021
/s/ Grace Lee Grace Lee	Director	March 11, 2021
/s/ Bradford Oberwager Bradford Oberwager	Director	March 11, 2021
/s/ Bjorn Reynolds Bjorn Reynolds	Director	March 11, 2021